SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 5, 2001



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                  1-12334                95-4114732
           --------                  -------                ----------
 (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
                 ----------------------------------------------
          (Former name or former address, if changed since last report)



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      ITEM 5.   OTHER ITEMS

      MARCH 5, 2001 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) announced today that it ended 2000 with proved reserves valued at $21.5 million on a 10% discounted present value basis and a reserve replacement rate of 165%.

      At December 31, 2000, the Company's independent petroleum engineers, Huddleston & Co, Inc., estimated the net present value, excluding income taxes, of these reserves, using prices in effect as of year-end 2000, and discounted 10%, at $21.5 million or approximately $1.31 per share based on approximately
16.4 million shares outstanding. This represents a 396% increase from $4.3 million at the end of 1999 and is due primarily to a 313% increased year-end natural gas price.

      The Company's proven reserves increased to 4 billion cubic feet equivalent
(BCFe) of natural gas. This represents an increase of 12% over 1999 year-end proved reserves of 3.5 BCFe. The 2000 proven reserve increase is primarily the result of the Company's successful exploration drilling program in Texas at the Cadiz and La Rosa fields, and in Louisiana at the Cut Off field. At year-end 2000, 85% of Fortune's reserves were natural gas and 15% were crude oil.

      Proved reserve additions from drilling, and recompletions not previously credited with proved reserves, and revisions, equaled 1.1 BCFe and represents a proven reserve replacement rate equal to 165% of the Company's 2000 production of .665 BCFe. Finding, development and acquisition costs for 2000, exclusive of revisions, were $0.95 per Mcfe on an unaudited basis. The Company anticipates the announcement of its financial results for the fourth quarter and year-end 2000 around mid-March 2001 after its auditors have completed their work.

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond the Company's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's most recent Annual Report on Form 10-KSB/A, as well as other filings with the Securities and Exchange Commission. There can be no assurance that Fortune will be successful in meeting its expectations.

                                    *********
                                             Company Contact:  Angela R. McLane
                                                 Asst. to the President and CEO
                                                                 (281) 872-1170







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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        None



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           FORTUNE NATURAL RESOURCES  CORPORATION



                           By:  /s/ Dean W. Drulias
                                ---------------------------
                                Dean W. Drulias
                                Executive Vice President



Date:  March 5, 2001


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